United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 20, 2010, during the Nevada Gaming Commission’s licensing hearing for Jerome R. Smith, Executive Vice President, General Counsel and Corporate Secretary of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (the “Company”), which licensing Mr. Smith received, Mr. Smith discussed the tentative settlement of the Shareholder Derivative lawsuit and made the following statements: (i) the parties have agreed upon a settlement in principle, subject to documentation and court approval; (ii) if the settlement is approved, the case would be dismissed with prejudice and all defendants released in exchange for payment of the plaintiffs' attorneys' fees by the Company’s D&O insurer; (Mr. Smith did not disclose the amount that the insurance carrier would be paying); (iii) the Company will not be paying any amounts in the settlement; and (iv) the Company continues to deny any wrongdoing.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.  Nothing contained herein shall be an admission by the Company that any violation of Regulation FD has occurred or that any disclosure of the within information is required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: May 20, 2010

/s/ PHILLIP C. PECKMAN
Phillip C. Peckman
Chief Executive Officer